UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2021

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective on October 11, 2021, Goodyear Europe B.V. (“GEBV”) and certain other European subsidiaries of The Goodyear Tire & Rubber Company (the “Company”) amended and restated the definitive agreements for the Company’s pan-European accounts receivable securitization facility (the “Facility”), extending the term through 2027. The Facility provides the flexibility to designate annually the maximum amount of funding available under the Facility in an amount of not less than €30 million and not more than €450 million. For the period from October 19, 2021 through October 19, 2022, the designated maximum amount of the Facility will be €300 million.

The Facility involves the ongoing daily sale of substantially all of the trade accounts receivable of certain subsidiaries of GEBV. These subsidiaries retain servicing responsibilities. Utilization under the Facility is based on eligible receivable balances.

The funding commitments under the Facility will expire upon the earliest to occur of: (a) October 19, 2027, (b) the non-renewal and expiration (without substitution) of all of the back-up liquidity commitments, (c) the early termination of the Facility according to its terms (generally upon an Early Amortisation Event (as defined in the Facility), which includes, among other things, events similar to the events of default under the Company’s senior secured credit facilities; certain tax law changes; or certain changes to law, regulation or accounting standards), or (d) our request for early termination of the Facility. The Facility is subject to the customary renewal of its back-up liquidity commitments, which expire on October 19, 2022.

The Facility has customary representations, warranties, covenants and Early Amortisation Events. In addition, it is an Early Amortisation Event under the Facility if GEBV’s ratio of Consolidated Net GEBV Indebtedness to Consolidated GEBV EBITDA for a period of four consecutive fiscal quarters is greater than 3.00 to 1.00 at the end of any fiscal quarter. This financial covenant is substantially similar to the covenant included in the Company’s European Revolving Credit Agreement, as amended and restated on March 27, 2019.

Credit Agricole Corporate and Investment Bank and Natixis are the joint lead arrangers for the Facility. Currently, there are back-up liquidity commitments from Credit Agricole Corporate and Investment Bank and Natixis, and/or their respective conduits, to support €280 million of funding, which will increase to €300 million effective on October 19, 2021. Credit Agricole Corporate and Investment Bank and Natixis, and certain of their respective affiliates, have from time to time performed, and may in the future perform, banking, financial advisory and investment banking services for the Company and its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2021	THE GOODYEAR TIRE & RUBBER COMPANY

	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary